Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

SES AI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered(5)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”)	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Equity	Debt Securities	Rule 457(o)	(1)	(2)	(2)

Fees to Be Paid	Equity/Other	Warrants	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Debt	Rights	Rule 457(o)	(1)	(2)	(2)

Fees to Be Paid	Other	Units	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Unallocated (Universal) Shelf	N/A (Total of Above)	Rule 457(o)	N/A	N/A	$300,000,000	0.0001102	$33,060
Fees to Be Paid	Equity	Class A Common Stock (3)	Rule 457(c)	288,977,101	$2.02(3)	$583,733,744.02	0.0001102	$64,327.46
Fees to Be Paid	Equity	Warrants to Purchase Shares of Class A Common Stock	Rule 457(c)	5,013,333	$0.24985(3)	$1,252,581.25	0.0001102	$138.03
Fees to Be Paid	Equity	Class A Common Stock	Rule 457(i)	14,213,280	$11.50(4)	$163,452,720.00	0.0001102	$18,012.49
		Total Offering Amounts						$115,537.98
		Total Fee Offsets(6)						$170,979.38
		Net Fee Due						$0

(1)	The amount to be registered consists of up to $300,000,000 of an indeterminate amount of Class A Common Stock, preferred stock, debt securities, warrants, rights and/or units. The securities registered also include such unspecified amounts and numbers of shares of Class A Common Stock, preferred stock, debt securities or warrants as may be issued upon conversion of or exchange for preferred stock, debt securities, warrants, units or rights that provide for conversion or exchange. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A Common Stock or warrants to purchase Class A Common Stock, as applicable, on April 20, 2023, as reported on the New York Stock Exchange.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The price per share is based upon the exercise price per warrant of $11.50 per share of Class A Common Stock.
(5)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split or stock dividend or pursuant to anti-dilution provisions of any of the securities.
(6)	See table titled “Fee Offset Claims and Sources.”

Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed(1)	Fee Paid with Fee Offset Source(1)
	Rule 457(p)
Fee Offset Claim	SES AI Corporation (f/k/a Ivanhoe Capital Acquisition Corp.)	Form S-4	333-258691	August 10, 2021		$17,832.76	Class A Common Stock	$163,453,329.50
Fee Offset Source	SES AI Corporation (f/k/a Ivanhoe Caital Acquisition Corp.)	Form S-4	333-258691		August 10, 2021				$17,832.76
Fee Offset Claim	SES AI Corporation	Form S-1	333-262726	February 14, 2022		$147,778.00	Class A Common Stock	$1,594,153,279.68
Fee Offset Source					February 14, 2022				$147,778.00
Fee Offset Claim	SES AI Corporation	Form S-1	333-262726	February 14, 2022		$24.16	Class A Common Stock	$260,661.95
Fee Offset Source					April 12, 2022				$24.16
Fee Offset Claim	SES AI Corporation	Form S-1	333-262726	February 14, 2022		$5,344.46	Class A Common Stock	$57,653,329.50
Fee Offset Source	SES AI Corporation	Form S-1	333-262726		February 14, 2022				$5,344.46

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement on Form S-3 by $170,979.38, which represents the portion of the registration fee paid with respect to unsold securities that had previously been included in the following: (1) the registrant’s registration statement on Form S-1, as amended (File No. 333-262726), which was originally filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2022 and originally declared effective by the SEC on April 27, 2022 (the “Form S-1”); and (2) the registrant’s registration statement on Form S-4, as amended (File No. 333-258691), which was originally filed with the SEC on August 10, 2021 and originally declared effective by the SEC on January 7, 2022, and subsequently declared effective by post-effective amendment on Form S-1 on April 27, 2022 (the “Form S-4”). Pursuant to Rule 457(p), upon effectiveness of this registration statement on Form S-3, the Form S-1 and Form S-4 will be replaced and automatically withdrawn by the registrant, and any such offering of the unsold securities terminated.

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